UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2009

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the announcement by ACCO Brands Corporation (the “Company”) to its employees described below, the Company’s executive officers will each be subject to a 20% salary reduction commencing February 23, 2009 and expected to continue at least through June 30, 2009.  In addition, the Company’s executive officers will be subject to a further two-week salary reduction to be deducted from their pay ratably over the six week period beginning February 23, 2009.  Together with salary reductions applicable to the Company’s executive officers imposed earlier in the year, the Company’s executive officers, other than the Company’s Chairman and Chief Executive Officer, will be subject to an aggregate salary reduction of approximately 52% from February 23, 2009 through early April, and are expected to be subject to an aggregate salary reduction of 25% thereafter through at least June 30, 2009.  The Company’s Chairman and Chief Executive Officer will be subject to an aggregate salary reduction of approximately 57% from February 23, 2009 through early April, and is expected to be subject to an aggregate salary reduction of 30% thereafter through at least June 30, 2009.

Section 7.01—Regulation FD

Item 7.01.	Regulation FD Disclosure.

On February 16, 2009, the Company announced to its employees that, in light of the depressed level of sales experienced in 2008 and the expectation that 2009 will be a very challenging year for the Company and the office products industry, all of the Company’s U.S.-based salaried and hourly employees (except certain production and distribution employees) would be subject to a 20% salary reduction commencing February 23, 2009 and expected to continue at least through June 30, 2009.  In addition, these employees will be subject to a further two-week salary reduction to be deducted from their pay ratably over the six week period beginning February 23, 2009.  Hourly wages will not be reduced below $8.00 per hour for certain non-exempt employees.  The Company will continue with its regular five-day work week for all employees.  The Company also expects to consider implementing temporary layoffs of hourly labor production and distribution employees based on customer and business demand when deemed necessary and consistent with applicable union contracts, laws and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: February 17, 2009	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel